 Exhibit 10.1

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

This DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT (the “Agreement”), is made and entered into this day of _________________, by and among Century Communities, Inc., a Delaware corporation (the “Company”), and the undersigned indemnitee (“Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable individuals available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability and terms and conditions of directors and officers liability insurance can make it more difficult for the Company to attract and retain such individuals;

WHEREAS, the Company’s certificate of incorporation (as amended or amended and restated from time to time, the “Charter”), provides that a director or officer of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except to the extent that such exemption or limitation is not permitted by the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Company’s Charter and Bylaws (as amended or amended and restated from time to time, the “Bylaws”), each require the indemnification of and advancement of expenses to the Company’s directors and officers under certain circumstances;

WHEREAS, under the DGCL, the Charter and Bylaws are not exclusive, and the Company is permitted to make other or additional indemnification and advancement agreements;

WHEREAS, to further promote the Company’s ability to attract and retain qualified individuals to serve as directors and/or officers of the Company, the Company will attempt to maintain directors and officers liability insurance to protect the Company’s directors and officers from certain liabilities;

WHEREAS, the Company desires that the Indemnitee serve and continue to serve as a director and/or officer of the Company;

WHEREAS, to promote the Company’s ability to attract and retain qualified individuals to serve as directors and/or officers of the Company, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification and advancement of expenses to protect against litigation risks and expenses (regardless, among other things, of any change in the ownership of the Company or the composition of its Board of Directors); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting service and continuing to serve in Indemnitee’s position as a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.           Definitions.

(a)        “Change in Control” shall mean (i) any merger, consolidation, share exchange or business combination involving the Company or any of its subsidiary Entities, (ii) a sale, lease, exchange, transfer or other disposition in a single transaction or a series of related transactions, of fifteen percent (15%) or more of the assets of the Company and its subsidiary Entities, taken as a whole, (iii) any issuance, purchase or sale of shares of capital stock or other securities representing fifteen percent (15%) or more of the voting power of the capital stock of the Company or any of its subsidiary Entities, including, without limitation, by way of tender or exchange offer, in a single transaction or a series of related transactions, (iv) any reorganization, recapitalization, liquidation or dissolution of the Company, or (v) any change in the composition of a majority of the Board of Directors of the Company in a single transaction or a series of related transactions, unless, in each case, such transaction described in subsections (i) - (v) hereof was adopted and approved by the members of the Board of Directors of the Company (or new or additional members of the Board of Directors of the Company nominated or approved by such directors) in office at the time of the adoption of this Agreement by the Company.

(b)        “Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) in any capacity or service with respect to any employee benefit plan of the Company or any one or more of its subsidiary Entities, or (iii) as a director, officer, member, manager, partner, trustee, employee, or agent of any other Entity at the request of the Company.

(c)       “Entity” shall mean any corporation, partnership (including, without limitation, any general, limited or limited liability partnership), joint venture, trust, enterprise, non-profit entity, limited liability company, trust, foundation, association, organization or other legal entity.

(d)        “Expenses” shall mean all fees, costs and expenses reasonably incurred in connection with any Proceeding (as defined below, or any claim, issue or matter involved in any Proceeding), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 11 and 13 of this Agreement), fees, costs, expenses and disbursements of experts or expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, travel expenses (including, without limitation, those of experts or expert witnesses, private investigators and professional advisors), duplicating, printing and binding costs, internet, telephone and fax transmission charges, postage, delivery services, secretarial and administrative assistant services and other disbursements and expenses.

(e)         “Liabilities” shall mean liabilities, judgments, damages, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f)        “Proceeding” shall mean any threatened, pending or completed claim, action, suit, proceeding, litigation, arbitration, mediation, alternate dispute resolution process, investigation, administrative hearing, or appeal, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including, without limitation, a Proceeding initiated by Indemnitee pursuant to Section 13 of this Agreement to enforce Indemnitee’s rights hereunder.

(g)        “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(h)        “Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporate law and neither currently is, nor in the past five (5) years has been, retained to represent: (a) the Company, any subsidiary of the Company, or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement and/or the indemnification provisions of the Company’s Charter or Bylaws, or of other indemnitees under similar indemnification agreements) or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company, any subsidiary of the Company, or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2.           Services of Indemnitee. In consideration of the Company’s covenants and obligations hereunder, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.           Agreement to Indemnify and Hold Harmless.  Except as set forth in Section 4 below, the Company shall and hereby does indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and Liabilities (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”), and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement actually and reasonably paid or incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in, or otherwise requires representation of counsel in connection with, any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by the DGCL or any statute that replaces or succeeds the relevant sections of the DGCL with respect to such matters, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto).

4.           Exceptions to Indemnification. Indemnitee shall be entitled to the indemnification provided in Section 3 above in all circumstances other than the following:

(a)        Any Proceeding (or part of any Proceeding) initiated or brought voluntarily by Indemnitee against the Company or its directors, managers, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) the proceeding was initiated to establish or enforce a right to indemnification under this Agreement, any other agreement or insurance policy, or under the Company’s Charter and Bylaws, or (iv) as otherwise required under the laws of the State of Delaware; provided, however, that nothing in this Section 4(a) shall limit the right of Indemnitee to be indemnified under Section 13; and

(b)       If indemnification is sought by Indemnitee under Section 3 and the Company reasonably determines that indemnification of Indemnitee would violate the securities laws of the United States, including  (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes Oxley Act).

5.           Notice By Indemnitee; Determination of Right to Indemnification.

(a)        Notice by Indemnitee. Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or any claim, issue or matter involved in any Proceeding which may result in the indemnification of Indemnifiable Amounts or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive indemnification of Indemnifiable Amounts or advancements of Expenses hereunder, except to the extent the Company’s ability to defend in such Proceeding or such claim, issue or matter is materially prejudiced thereby.

(b)        Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 5(a) with respect to any Proceeding, a determination with respect to Indemnitee’s entitlement thereto shall be made by one of the following methods: (a) so long as there are Disinterested Directors with respect to such Proceeding, a majority vote of the Disinterested Directors, even if less than a quorum of the Board of Directors, (b) so long as there are Disinterested Directors with respect to such Proceeding, a committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum of the Board of Directors or, (c) if there are no Disinterested Directors, by an Independent Counsel retained by the Board of Directors provided as a written opinion delivered to the Board of Directors, a copy of which will also be delivered to Indemnitee.

6.          Defense of the Underlying Proceeding.  The Company shall have the right, but not the obligation, to defend Indemnitee in any Proceeding or any claim, issue or matter involved in any Proceeding which may give rise to the indemnification of Indemnifiable Amounts hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of the Company’s receipt of notice of any such Proceeding or such claim, issue or matter under Section 5(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding or such claim, issue or matter, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 6 shall not apply to a Proceeding or any claim, issue or matter involved in a Proceeding brought by Indemnitee under Section 13(a) below.

(a)        Consent to Judgment or Settlement or Compromise by Indemnitee. Indemnitee shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), consent to the entry of any judgment against Indemnitee or consent to or enter into any settlement or compromise with respect to any Proceeding or any claim, issue or matter involved in any Proceeding with respect to which the Company may have indemnification or advancements obligations to Indemnitee hereunder. The Company shall have no obligation to indemnify Indemnitee under this Agreement with respect to any Proceeding or any claim, issue or matter involved in any Proceeding for which a judgment, settlement or compromise is consented to or entered into by Indemnitee without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

7.           Procedure for Indemnification of Indemnifiable Amounts.

(a)         Indemnitee shall, following the final disposition of the Proceedings, by settlement and/or final adjudication by a court of competent jurisdiction evidenced by a final nonappealable order, submit to the Company a written claim specifying the Indemnifiable Amounts for which Indemnitee seeks indemnification under Section 3 of this Agreement and the basis for such claim. At the reasonable request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder, and the Company shall pay any Expenses actually and reasonably incurred by Indemnitee in furnishing such documentation and information.

(b)        Subject to Section 4 above, the Company shall pay such Indemnifiable Amounts to Indemnitee within thirty (30) calendar days after receipt of such written claim.

8.           Indemnification for Expenses of a Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a participant (as a deponent, witness or otherwise) in any Proceeding to which Indemnitee was or is not a party or was or is not threatened to be made a party, the Indemnitee shall be indemnified as provided in Section 3 hereof.

9.           Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a)       Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to and was or is successful, on the merits or otherwise, as to any Proceeding or any claim, issue or matter involved in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred with respect to such Proceeding or such claim, issue or matter, as applicable. In furtherance and not in limitation of the foregoing, and by way of further explanation, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters involved in such Proceeding, the Company shall indemnify Indemnitee against all Expenses with respect to each successfully resolved claim, issue or matter.

(b)        For purposes of this Section 9, “successful” shall take the broadest meaning permitted by law, and include, but not be limited to, (i) a verdict, adjudication, ruling, determination, judgment, order or other final decision on the merits by a court or arbitrator or other tribunal, as applicable, from which there is no further right to appeal, finding no liability on the part of Indemnitee; (ii) a termination, withdrawal or dismissal (with or without prejudice and by settlement or otherwise) of any Proceeding or any claim, issue or matter involved in any Proceeding, without any express finding of liability or guilt against Indemnitee, and (ii) the expiration of 120 days after the making of any claim or threat of any Proceeding without the institution of same and without the entering into of any settlement or compromise with respect to such claim or threat.

10.       Effect of Certain Resolutions; Waiver of Right of Contribution Against Indemnitee. Neither the termination of any Proceeding or any claim, issue or matter involved in any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, nor the failure of the Company to award indemnification or to determine that indemnification is payable, shall create a presumption that Indemnitee is not entitled to indemnification hereunder. The Company hereby waives, to the fullest extent permitted by law, any right of contribution that it may have against Indemnitee with respect to any Proceeding or any claim, issue or matter involved in any Proceeding in which the Company and Indemnitee are jointly liable.

11.         Agreement to Advance Expenses; Conditions.

(a)        Except as set forth in Section 11(b), the Company will, if requested by Indemnitee, advance, to the fullest extent permitted by Delaware law, to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Proceeding (whether prior to or after its final disposition). Indemnitee’s right to each Expense Advance will not be subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Company’s Charter or Bylaws or otherwise. Each Expense Advance will be unsecured and interest free and will be made by the Company without regard to Indemnitee’s ability to repay the Expense Advance. Indemnitee hereby undertakes to repay such Expense Advance if, and to the extent that, it is ultimately determined, by final decision by a court or arbitrator, as applicable, from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses under the Company’s Charter and Bylaws, the DGCL, this Agreement or otherwise. Indemnitee shall qualify for an Expense Advance upon the execution and delivery of this Agreement by or on behalf of Indemnitee, which shall constitute the requisite undertaking with respect to repayment of an Expense Advance made hereunder and no other form of undertaking shall be required to qualify for an Expense Advance made hereunder other than the execution of this Agreement by or on behalf of Indemnitee. An Expense eligible for an Expense Advance will include (i) any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement provided for in Section 13, including Expenses incurred preparing and forwarding statements to the Company to support the Expense Advances claimed, and (ii) notwithstanding anything herein to the contrary, any advance of expenses provided for in Section 13.

(b)          Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Section 3 or 4.

12.        Procedure for Advancement of Expenses. Indemnitee shall submit to the Company a written claim specifying the Expenses for which Indemnitee seeks advancement under Section 11 of this Agreement, and the basis for such claim, together with documentation evidencing that Indemnitee has actually and reasonably incurred such Expenses. The Company shall, if requested by Indemnitee and to the fullest extent permitted by law, advance such Expenses to Indemnitee or on behalf of Indemnitee within thirty (30) calendar days after receipt of such written claim and documentation.

13.         Remedies of Indemnitee.

(a)         Right to Petition Court. In the event that Indemnitee submits to the Company a written claim for indemnification of Indemnifiable Amounts under Sections 3 and 7 above or submits to the Company a written claim for advancement of Expenses under Sections 11 and 12 above, and the Company fails to make such indemnification or advancement, as applicable, pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery of the State of Delaware (the “Court of Chancery”), to enforce the Company’s obligations under this Agreement.

(b)        Burden of Proof. In any judicial proceeding brought under Section 13(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification of Indemnifiable Liabilities or Indemnifiable Expenses, as applicable, hereunder.

(c)      Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, litigating, defending, prosecuting or settling any judicial proceeding brought by Indemnitee under Section 13(a) above, except where such judicial proceeding or any claim, issue or matter involved therein is adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order in favor of the Company.

(d)        Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 13(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in such court that the Company is bound by all the provisions of this Agreement.

(e)        Failure to Act Not a Defense. The failure of the Company (including, without limitation, its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the indemnification of Indemnifiable Amounts shall not be a defense in any action brought under Section 13(a) above, and shall not create a presumption that such indemnification is not permissible hereunder.

14.         Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a)        Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)        Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or equitable principles.

15.        Insurance. The Company shall cover Indemnitee under any insurance policy secured for the directors and officers of the Company or other Entity for which Indemnitee has Corporate Status.

16.       Contract Rights Not Exclusive. The rights to indemnification of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law or the Charter or Bylaws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director and/or officer of the Company.

17.         Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including, without limitation, to the fullest extent permitted by law, any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. To the fullest extent permitted by applicable law, the Company shall cause any successor to the business, stock and/or assets of the Company (whether by operation of law or otherwise) to assume and agree to perform this Agreement in the same manner as if no such succession had taken place. This Agreement shall continue for the benefit of Indemnitee and the heirs, personal representatives, executors and administrators of Indemnitee after Indemnitee has ceased to have Corporate Status.

18.       Other Sources; Subrogation. The Company’s obligation to indemnify or advance Expenses to Indemnitee, if any, hereunder shall be reduced by the amount Indemnitee may receive, as indemnification or advancement of Expense from any other Entity or individual or any insurance policy. In the event of any indemnification of Indemnifiable Amounts or advancement of Expenses by the Company under this Agreement, the Company shall, to the fullest extent permitted by law, be subrogated to the extent of such indemnification or advancement to all of the rights of contribution or recovery of Indemnitee against other Entities or individuals and have a right of contribution against such other Entities or individuals, and, in furtherance thereof, Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including, without limitation, securing the execution and delivery by such other Entities or individuals of an agreement as to the division of indemnification and advancement liabilities as between such other Entities or individuals and the Company, in a manner reasonably acceptable to the Company prior to the payment by the Company of any such Indemnifiable Amounts or Expenses and/or the execution and delivery of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

19.        Governing Law; Change in Law; Jurisdiction. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law. The parties hereto waive any right to a trial by jury. To the fullest extent permitted by applicable law, the parties hereto (i) irrevocably submit to the exclusive personal jurisdiction of the Delaware Court of Chancery, and (ii) waive any claim of improper venue or any claim that the Court of Chancery is an inconvenient forum in any action to interpret, apply, or enforce the provisions of this Agreement or the rights, obligations or liabilities of the parties hereto. To the fullest extent permitted by applicable law, the parties hereby agree that the mailing of process and other papers in connection with any such proceeding in the manner provided in Section 22 below or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

20.        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

21.        Modifications and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. Notwithstanding any other provision of this Agreement or any provision of law to the contrary, to the fullest extent permitted by law, no supplement, modification or amendment of this Agreement shall adversely affect any right or protection of Indemnitee in respect of any act or omission occurring prior to the time of such supplement, modification or amendment. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22.        General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand, (ii) when transmitted by electronic mail or facsimile and receipt is acknowledged, (iii) if sent by a reputable overnight courier, on the next business day after the date on which it is so sent; or (iv) if mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, in each case, to such address as may have been furnished by either party to the other.

23.        Termination. This Agreement shall terminate as of the later of (i) ten (10) years after Indemnitee ceases to serve as a director and/or officer of the Company, or (ii) one (1) year after the final adjudication by a court of competent jurisdiction evidenced by a final non-appealable order with respect to any Proceeding or any claim, issue or matter involved in any Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Director and Officer Indemnification Agreement as of the date first above written.

THE COMPANY:

CENTURY COMMUNITIES, INC.

Name:
Title:

INDEMNITEE:

[Name]

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